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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)        DECEMBER 10, 1999
                                                    ---------------------------


                             THE TODD-AO CORPORATION
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             (Exact name of registrant as specified in its charter)


          DELAWARE                 0-1461                     13-1679856
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(State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)


              900 NORTH SEWARD STREET, HOLLYWOOD, CALIFORNIA 90038
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               (Address of principal executive offices) (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (323) 962-4000
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                                 NOT APPLICABLE
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          (Former name or former address, if changed from last report)


Exhibit index located on page 3

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                             THE TODD-AO CORPORATION


                                    FORM 8-K


                                DECEMBER 10, 1999


                           ---------------------------

                                TABLE OF CONTENTS


Item 5.           OTHER EVENTS.                                   Page 2

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.              Page 3





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Item 5.           OTHER EVENTS

                  On December 10, 1999 an Agreement and Plan of Merger (the "Agreement") was signed and entered into by and among AT&T Corp. ("Parent"), B-Group Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Liberty Media Corporation ("Liberty"), and The Todd-AO Corporation, a Delaware corporation (the "Company" or "Todd-AO").

                  The Agreement provides for the terms and conditions upon which Liberty will acquire stock in the Company possessing not less than 80% of the voting power of the Company (on a fully-diluted basis) by means of a merger of Merger Sub with and into the Company (the "Merger") in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended, intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

                  The Agreement also provides for a reclassification of the existing Todd-AO common stock, followed immediately by the Merger. In the reclassification, each share of existing Todd-AO Class A and Class B common stock will be converted into four-tenths of a share (0.4 shares) of Todd-AO New Class A common stock (New Todd-A) and six-tenths of a share (0.6 shares) of Todd-AO New Class B common stock (New Todd-B). The reclassification shall apply pro rata to all of the existing common stock of Todd-AO, regardless of class.

                  In the second stage of the transaction, Todd-AO will be merged with the Merger Sub, with Todd-AO as the surviving corporation. In the Merger, shares of New Todd-A will remain outstanding, as publicly traded common stock of Todd-AO, and shares of New Todd-B will be exchanged for shares of Class A Liberty Media Group common stock (NYSE: LMG.A) on the basis of 1 share of LMG.A for each 2.4 shares of New Todd-B outstanding following the reclassification. At the conclusion of this transaction, Liberty will own 100% of the New Todd-B, representing 60% of the outstanding equity and more than 90% of the outstanding voting power of Todd-AO. The Todd-AO shareholders will own 100% of the New Todd-A, representing 40% of the outstanding equity and 6% of the voting power of Todd-AO.

                  As a result of the reclassification and the Merger, Todd-AO shareholders will receive, for each share of existing Todd-AO common stock, one-quarter of a share (0.25 shares) of LMG.A and four-tenths of a share (0.4 shares) of New Todd-A. The transaction will result in the issuance of approximately 3 million Liberty shares, including shares reserved for issuance upon the exercise of employee stock options issued by Todd-AO.


                                       2
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                  On December 10, 1999 Robert A. Naify and Marshall Naify, who
                  collectively control approximately 40% of the outstanding shares and more than 70% of the total voting power of Todd-AO, have entered into a Voting Agreement to vote their shares in favor of the transaction.

                  On December 10, 1999 Salah M. Hassanein, Todd-AO's president and chief executive officer, signed a Consulting Agreement with Todd-AO and Liberty. Robert A. Naify and Marshall Naify have agreed to sign non-competition agreements with Todd-AO and Liberty at the closing.

                  The Merger is subject to the approval of Todd-AO's shareholders as well as other customary closing conditions. The Merger is expected to be completed in the first quarter of 2000.

                  This Form 8-K is qualified in its entirety by the Agreement and the other items filed as exhibits hereto.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c) The following exhibits are filed with this Current Report on Form 8-K:


                  EXHIBIT NO.       EXHIBIT
                  1                 Agreement and Plan of Merger as of December
                                    10, 1999, by and among AT&T Corp., B-Group
                                    Merger Corp., Liberty Media Corporation, and
                                    The Todd-AO Corporation.

                  2 Voting Agreement as of December 10, 1999 among Liberty Media Corporation and the stockholders each other person and entity listed on the signature pages thereof.

                  3 Consulting Agreement as of December 10, 1999 between The Todd-AO Corporation, Liberty
                                    Media Corporation, Salah M. Hassanein, and
                                    SMH Entertainment, Inc.


                                       3

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                              THE TODD-AO CORPORATION
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                                                   (Registrant)


                                           /s/    SILAS R. CROSS
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                                                  Silas R. Cross
                                                Vice President/Treasurer


       DECEMBER 21, 1999
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              Date



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